UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2015
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 27, 2015, Raytheon Company announced that Raytheon Systems Limited (also known as Raytheon UK) (“RSL”) had reached a settlement with the UK Home Office concluding the parties’ dispute regarding the UK Home Office’s July 2010 termination of RSL’s eBorders contract. The settlement includes a cash payment from the UK Home Office to RSL of £150 million in exchange for the resolution of all claims and counterclaims of both parties that were part of the London arbitration of the eBorders contract claims.
After certain expenses and consideration of the outstanding receivables, we expect to record approximately $175 million in operating income from the settlement in the first quarter 2015. The £150 million cash payment is expected to be received in the second quarter 2015.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release issued by Raytheon Company dated March 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	March 27, 2015	By: /s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated March 27, 2015.